SUPPORT AGREEMENT, dated as of May 16,
                                        2001 (the "Agreement"), by and among
                                        SIRSI Holdings CORP., a Delaware
                                        corporation ("Parent"), MCGUIRE
                                        Acquisition Inc., a Delaware corporation and a wholly owned subsidiary of Parent ("Purchaser") and the shareholders of DATA RESEARCH ASSOCIATES, INC., a Missouri corporation (the "Company"), whose names appear on Schedule I hereto (collectively, the "Major
                                        Stockholders").


                              W I T N E S S E T H:

         WHEREAS, contemporaneously with the execution and delivery of this Agreement, Parent, Purchaser and the Company are entering into an Agreement and Plan of Merger, dated as of the date hereof (the "Merger Agreement"), which provides for, upon the terms and subject to the conditions set forth therein,
(i) the commencement by Purchaser of a tender offer (the "Offer") for all of the issued and outstanding shares of common stock, par value $0.01 per share, of the Company (the "Company Common Stock"), and (ii) the subsequent merger of Purchaser with and into the Company and the Company being the surviving corporation (the "Merger");

         WHEREAS, as of the date hereof, each Major Stockholder owns beneficially the number of shares of Company Common Stock set forth opposite such Major Stockholder's name on Schedule I hereto (all such shares so owned and which may hereafter be acquired by such Major Stockholder prior to the termination of this Agreement, whether upon the exercise of options or by means of purchase, dividend, distribution or otherwise, being referred to herein as such Major Stockholder's "Shares");

         WHEREAS, as a condition to their willingness to enter into the Merger Agreement, Parent and Purchaser have requested that the Major Stockholders enter into this Agreement; and

         WHEREAS, in order to induce Parent and Purchaser to enter into the Merger Agreement, the Major Stockholders are willing to enter into this Agreement.

         NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the parties hereto hereby agree as follows:


                                   ARTICLE I.

                       TRANSFER AND VOTING OF SHARES; AND
                    OTHER COVENANTS OF THE MAJOR STOCKHOLDERS

         Section 1.1 Voting of Shares. From the date hereof until the termination of this Agreement pursuant to Section 5.3 (the "Term"), at any meeting of the shareholders of the Company, however called, and in any action by consent of the shareholders of the Company, each Major Stockholder shall vote its Shares (i) in favor of the Merger and the Merger Agreement (as amended from time to time pursuant to the terms thereof), (ii) against any Acquisition Proposal and against any proposal for action or agreement that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company under the Merger Agreement, any change in the directors of the Company, any change in the present capitalization of the Company or any amendment to the Company's Restated Certificate of Incorporation or By-Laws, which in the case of each of the matters referred to in this clause (ii), could reasonably be expected to impede, interfere with, delay, postpone or materially adversely affect the transactions contemplated by the Merger Agreement or the likelihood of such transactions being consummated, and (iii) at the direction of Parent, in favor of any other matter necessary, as may be reasonably determined by Parent, for consummation of the Transactions which is considered at any such meeting of shareholders or in such consent, and in connection therewith to execute any documents which are necessary in order to effectuate the foregoing, including the ability for Purchaser or its nominees to vote such Shares directly.

         Section 1.2 Proxy. Each Major Stockholder hereby revokes any and all prior proxies or powers of attorney in respect of any of such Major Stockholder's Shares and constitutes and appoints Purchaser and Parent, or any nominee of Purchaser and Parent, with full power of substitution and resubstitution, at any time during the Term, as its true and lawful attorney and proxy (its "Proxy"), for and in its name, place and stead, to demand that the Secretary of the Company call a special meeting of the shareholders of the Company for the purpose of considering any matter referred to, and as specified in, Section 1.1 (if permitted under the Company's Restated Certificate of Incorporation or By-Laws) and to vote each of such Shares as its Proxy, at every annual, special, adjourned or postponed meeting of the shareholders of the Company, including the right to sign its name (as shareholder) to any consent, certificate or other document relating to the Company that the laws of the state of Missouri may permit or require with respect to any matter referred to in
Section 1.1. THE FOREGOING PROXY AND POWER OF ATTORNEY ARE IRREVOCABLE AND COUPLED WITH AN INTEREST THROUGHOUT THE TERM.

         Section 1.3 No Proxies for or Encumbrances on Major Stockholder Shares. Except pursuant to the terms of this Agreement or the Offer Documents (as defined in Section 2.1(b)) during the Term, such Major Stockholder shall not, without the prior written consent of Purchaser, directly or indirectly, (i) grant any proxies (other than proxies relating to the election of management's slate of directors at an annual meeting of the Company's Major Stockholders, and other routine matters which would not require the filing of a preliminary proxy statement under Rule 14a-6(a) of the Exchange Act) or enter into any voting trust or other agreement or arrangement with respect to the voting of any such Major Stockholder's Shares, or (ii) sell, assign, transfer, encumber or otherwise dispose of, or enter into any contract, option or other arrangement or understanding with respect to the direct or indirect sale, assignment, transfer, encumbrance or other disposition of, any such Major Stockholder's Shares or any securities convertible into or exercisable for any shares of Company Common Stock.

         Section 1.4 Waiver Of Appraisal Rights. Each Major Stockholder hereby waives any rights to demand "fair value" for such Major Stockholder's Shares or rights to dissent from the Merger.

         Section 1.5 Stop Transfer. During the Term, no Major Stockholder shall request that the Company register the transfer (book-entry or otherwise) of any certificate or uncertificated interest representing any of such Major Stockholder's Shares, unless such transfer is made in compliance with this Agreement (including the provisions of Article III hereof).

         Section 1.6 No Solicitation; Notification. Subject to Section 5.19, during the Term the Major Stockholders shall not (and the Major Stockholders shall cause their respective investment bankers, financial advisers, attorneys, accountants or other representatives and agents not to), directly or indirectly, encourage, solicit, participate in or initiate or resume (including by way of furnishing or disclosing non-public information) or take any action designed to facilitate any discussions, inquiries, negotiations or the making of any proposals with respect to or concerning any Acquisition Proposal. Upon execution of this Agreement, the Major Stockholders will immediately cease any and all existing activities, discussions or negotiations with any and all parties conducted heretofore with respect to any Acquisition Proposal. Each Major Stockholder will immediately notify Parent of the existence of any proposal, discussion, negotiation or inquiry received by such Major Stockholder or any of its representatives, and such Major Stockholder will immediately communicate to Parent the terms of any proposal, discussion, negotiation or inquiry which it or any of its respective representatives may receive (and will immediately provide to Parent copies of any written materials received by such Major Stockholder or its representatives in connection with such proposal, discussion, negotiation or inquiry) and the identity of the party making such proposal or inquiry or engaging in such discussion or negotiation, and shall immediately communicate to Parent the status of such proposal, discussion or inquiry. The Major Stockholder will simultaneously provide to Parent any non-public information concerning the Company provided to any other party which was not previously provided to Parent. The Major Stockholders shall not be entitled to enter into any agreement with respect to an Acquisition Proposal unless and until this Agreement is terminated pursuant to Section 5.3 of this Agreement.

                                   ARTICLE II.

                                  TENDER OFFER

         Section 2.1 Tender of Shares.

                  (a) Each Major Stockholder hereby agrees, pursuant to the terms and subject to the conditions set forth herein, to tender (or cause the record owner of such Shares to validly tender) for payment in the Offer all of such Major Stockholder's Shares.

                  (b) Not later than ten (10) days after the commencement of the Offer (and within two business days of any acquisition by each Major Stockholder of any additional Shares or immediately if such acquisition is made after the fifth day prior to the Expiration Date (as it may be extended), each Major Stockholder shall, as appropriate, deliver to the exchange agent (the "Exchange Agent") designated in the Offer (i) a letter of transmittal with respect to such Major Stockholder's Shares complying with the terms of the Offer together with instructions directing the Exchange Agent to make payment for such Shares directly to the Major Stockholder, (ii) a certificate or certificates representing such Major Stockholder's Shares and (iii) all other documents or instruments required to be delivered pursuant to the terms of the Offer (such documents in clauses (i) through (iii) collectively being hereinafter referred to as the "Offer Documents"), and/or (iv) instruct its broker or such other person who is the holder of record of any Shares Beneficially Owned (as defined below) by such Major Stockholder to tender such Shares for exchange in the Offer pursuant to the terms and conditions of the Offer.

                  (c) During the Term, no Major Stockholder shall withdraw any tender effected in accordance with Section 2.1(b).

         Section 2.2 Public Announcements; Disclosure. Each Major Stockholder will state publicly state their intention to, among other things, tender into the offer and to vote in favor of the Merger and hereby authorizes Parent and Purchaser to publish and disclose in the Offer Documents and, if approval of the Company's Major Stockholders is required under Applicable Law, the Proxy Statement (including all documents and schedules filed with the SEC), its identity and ownership of the Company Common Stock and the nature of its commitments, arrangements and understandings under this Agreement.

                                  ARTICLE III.

            REPRESENTATIONS AND WARRANTIES OF THE MAJOR STOCKHOLDERS

         Each Major Stockholder hereby represents and warrants to Parent and Purchaser as follows:

         Section 3.1 Due Authorization, Etc. Such Major Stockholder has all requisite power and authority to execute, deliver and perform this Agreement, to appoint Purchaser and Parent as its Proxy and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement, the appointment of Purchaser and Parent as Major Stockholder's Proxy and the consummation of the transactions contemplated hereby have been duly authorized by all necessary action on the part of Major Stockholder. This Agreement has been duly executed and delivered by or on behalf of such Major Stockholder and constitutes a legal, valid and binding obligation of such Major Stockholder, enforceable against such Major Stockholder in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, moratorium, fraudulent conveyance or other similar laws affecting creditor rights generally and except that the availability of equitable remedies, including specific performance, is subject to the discretion of the court before which any proceeding for such remedy may be brought. There is no beneficiary or holder of a voting trust certificate or other interest of any trust of which such Major Stockholder is trustee whose consent is required for the execution and delivery of this Agreement or the consummation by such Major Stockholder of the transactions contemplated hereby.

         Section 3.2 No Conflicts; Required Filings and Consents.

                  (a) The execution and delivery of this Agreement by such Major Stockholder does not, and the performance of this Agreement by such Major Stockholder will not, (i) conflict with or violate any law applicable to such Major Stockholder or by which such Major Stockholder or any of such Major Stockholder's properties is bound or affected, or (ii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any assets of such Major Stockholder, including, without limitation, such Major Stockholder's Shares, pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which such Major Stockholder is a party or by which such Major Stockholder or any of such Major Stockholder's assets is bound or affected, except for any such breaches, defaults or other occurrences that would not prevent or delay the performance by such Major Stockholder of such Major Stockholder's obligations under this Agreement.

                  (b) The execution and delivery of this Agreement by such Major Stockholder does not, and the performance of this Agreement by such Major Stockholder will not, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority (other than any necessary filing under the HSR Act or the Exchange Act), domestic or foreign, except where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not prevent or delay the performance by such Major Stockholder of such Major Stockholder's obligations under this Agreement.

         Section 3.3 Valid Title. Such Major Stockholder is the sole, true, lawful and beneficial owner of such Major Stockholder's Shares with no restrictions on such Major Stockholder's voting rights or rights of disposition pertaining thereto, except for any such restrictions contemplated herein. None of such Major Stockholder's Shares is subject to any voting trust or other agreement or arrangement with respect to the voting of such Shares. None of such Major Stockholder's Shares is subject to any adverse claims, liens, charges, encumbrances, security interests or other restrictions on transfer.

         Section 3.4 Total Shares. Each Major Stockholder is the record and Beneficial Owner of the number of Shares set forth next to such Major Stockholder's name on Schedule I hereto. Such Shares constitute all of the Shares owned of record or Beneficially Owned by such Major Stockholder as of the date hereof. Except as set forth on Schedule I hereto, neither such Major Stockholder nor any beneficial owner or owners of such Major Stockholder's Shares own any options to purchase or rights to subscribe for or otherwise acquire any securities of the Company. Except as set forth on Schedule 3.4 hereto, each Major Stockholder has sole voting power and sole power to issue instructions with respect to the matters set forth in Articles I and II of this Agreement, sole power of disposition, sole power of conversion and sole power to agree to all of the matters set forth in this Agreement, in each case with respect to all of the Shares beneficially owned by such Major Stockholder with no limitations, qualifications or restrictions on such rights, subject to applicable securities laws and the terms of this Agreement. The terms "Beneficially Own", "Beneficially Owned", "Beneficial Ownership" and "Beneficial Owner" with respect to any securities shall mean having "beneficial ownership" of such securities as determined pursuant to Rule 13d-3 under the Exchange Act.

         Section 3.5 No Finder's Fees. No broker, investment banker, financial advisor or other person is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of such Major Stockholder. Such Major Stockholder, on behalf of itself and its affiliates, hereby acknowledges that it is not entitled to receive any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated hereby or by the Merger Agreement.

                                  ARTICLE IV.

                        REPRESENTATIONS AND WARRANTIES OF
                              PARENT AND PURCHASER

         Parent and Purchaser hereby, jointly and severally, represent and warrant to the Major Stockholders as follows:

         Section 4.1 Due Organization, Authorization, Etc. Parent and Purchaser are duly organized, validly existing and in good standing under the laws of their jurisdiction of incorporation. Parent and Purchaser have all requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby by each of Parent and Purchaser have been duly authorized by the boards of directors of each of Parent and Purchaser and by Parent as the sole stockholder of Purchaser, and no other corporate action on the part of Parent and Purchaser is necessary to authorize the execution and delivery by Parent and Purchaser of this Agreement. This Agreement has been duly executed and delivered by each of Parent and Purchaser and constitutes a legal, valid and binding obligation of each of Parent and Purchaser, enforceable against Parent and Purchaser in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting creditor rights generally and except that the availability of equitable remedies, including specific performance, is subject to the discretion of the court before which any proceeding for such remedy may be brought.

         Section 4.2 No Conflicts; Required Filings and Consents.

                  (a) The execution and delivery of this Agreement by Parent and Purchaser does not, and the performance of this Agreement by Parent and Purchaser will not, (i) conflict with or result in any breach of any provision of the respective certificate of incorporation, bylaws or other similar documents relating to the respective party, (ii) conflict with or violate any law applicable to Parent and Purchaser or by which Parent and Purchaser or any of Purchaser's or Parent's properties is bound or affected or (iii) result in any material breach of or constitute a material default (or an event that with notice or lapse of time or both would become a material default) under, or give to others any rights of termination, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any assets of Parent and Purchaser, including, without limitation, Purchaser's or Parent's Shares, pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Parent and Purchaser is a party or by which Purchaser or Parent or any of Purchaser's or Parent's assets is bound or affected, except, in the case of clauses (ii) and (iii), for any such material breaches, defaults or other occurrences that would not prevent or delay the performance by Parent and Purchaser of Purchaser's and Parent's obligations under this Agreement.

                  (b) The execution and delivery of this Agreement by Parent and Purchaser does not, and the performance of this Agreement by Parent and Purchaser will not, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority (other than any necessary filing under the HSR Act or the Exchange Act), domestic or foreign, except where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not prevent or delay the performance by Parent and Purchaser of Purchaser's and Parent's obligations under this Agreement.

                                   ARTICLE V.

                                  MISCELLANEOUS

         Section 5.1 Definitions. Capitalized terms used but not otherwise defined in this Agreement have the respective meanings ascribed to such terms in the Merger Agreement.

         Section 5.2 Additional Agreements. Subject to the terms and conditions of this Agreement, each of the Purchaser and each Major Stockholder, in the capacity as a Major Stockholder, agrees to use all reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations and which may be required under any agreements, contracts, commitments, instruments, understandings, arrangements or restrictions of any kind to which such party is a party or by which such party is governed or bound, to consummate and make effective the transactions contemplated by this Agreement.

         Section 5.3 Termination. This Agreement and the proxies granted pursuant to Section 1.2 shall terminate automatically and without any action of any of the parties hereto and be of no further force and effect upon the earlier to occur of: (i) the written mutual consent of the parties hereto, (ii) the Effective Time, or (iii) the termination of the Merger Agreement in accordance with its terms. No such termination of this Agreement shall relieve any party hereto from any liability for any breach of this Agreement prior to termination or from any obligation pursuant to a Notice delivered on or before the date of such termination. In the event this Agreement is terminated in accordance with its terms, Purchaser shall cause each Major Stockholder's Shares to be promptly returned to such Major Stockholder.

         Section 5.4 Survival. The representations, warranties and covenants contained in this Agreement shall survive delivery of and payment for the Major Stockholders Shares but shall not survive the termination of this Agreement. It being understood that nothing contained herein shall relieve any party for liability for breach of any representation, warranty or covenant prior to such termination.

         Section 5.5 Further Assurance. From time to time, at another party's request and without consideration, each party hereto shall execute and deliver such additional documents and take all such further action as may be necessary or desirable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement; provided that, in the case of any action by a Major Stockholder pursuant to this Section 5.5, Parent shall reimburse such Major Stockholder for all reasonable fees, costs and expenses (including reaonable legal fees) incurred in connection with such action.

         Section 5.6 Certain Events; Successors. Each Major Stockholder agrees that this Agreement and such Major Stockholder's obligations hereunder shall attach to such Major Stockholder's Shares and shall be binding upon any person or entity to which legal or beneficial ownership of such Shares shall pass, whether by operation of law or otherwise, including, without limitation, such Major Stockholder's heirs, guardians, administrators, or successors. Notwithstanding any transfer of Shares, the transferor shall remain liable for the performance of all its obligations under this Agreement.

         Section 5.7 No Waiver. The failure of any party hereto to exercise any right, power, or remedy provided under this agreement or otherwise available in respect hereof at law or in equity, or to insist upon compliance by any other party hereto with its obligations hereunder, any custom or practice of the parties at variance with the terms hereof shall not constitute a waiver by such party of its right to exercise any such or other right, power or remedy or to demand such compliance.

         Section 5.8 Notice. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (which is confirmed) or sent by an internationally recognized overnight courier service, such as Federal Express, to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                  (a) if to Parent or Purchaser, to:

                           Sirsi Holdings Corp.
                           101 Washington Street SE
                           Huntsville, Alabama 35801-4827
                           Attention: Patrick Sommers
                           Telephone No.:  (256) 704-7014
                           Telecopy No.:  (256) 704-7007

                           with copies (which shall not constitute notice) to:

                           Seaport Capital Partners II, L.P.
                           One Seaport Plaza
                           199 Water Street
                           New York, New York 10038
                           Attention:  William Luby
                           Telephone No.: (212) 847-8901
                           Telecopy No.: (212) 425-1420
                           and

                           O'Sullivan Graev & Karabell, LLP
                           30 Rockefeller Plaza
                           New York, New York 10112
                           Attention:  Adam K. Weinstein
                           Telephone No.:  (212) 408-2491
                           Telecopy No.:  (212) 218-6220

                  (b) If to a Major Stockholder, at the address set forth below such Major Stockholder's name on Schedule I hereto.

         Section 5.9 Expenses. Except as otherwise expressly set forth herein, all fees, costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such fees, costs and expenses.

         Section 5.10 Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         Section 5.11 Severability. Any term or provision of this Agreement that is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the invalid, void or unenforceable term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction or other authority declares that any term or provision hereof is invalid, void or unenforceable, the parties agree that the court making such determination shall have the power to and shall, subject to the discretion of such court, reduce the scope, duration, area or applicability of the term or provision, to delete specific words or phrases, or to replace any invalid, void or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision.

         Section 5.12 Entire Agreement. This Support Agreement and the Merger Agreement, including the documents and the instruments referred to herein and therein, constitute the entire agreement and supersede all prior agreements, negotiations, arrangements and understandings, both written and oral, among the parties with respect to the subject matter hereof and thereof. Nothing in this Support Agreement, subject to Section 5.13, shall be construed to give any person other than the parties to this Support Agreement or their respective successors or permitted assigns any right or remedy hereunder.

         Section 5.13 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties (whether by operation of law or otherwise) without the prior written consent of the other parties, except that Purchaser may assign, in its sole discretion, any or all of its rights, interests and obligations hereunder to Parent or to any direct or indirect wholly owned subsidiary of Parent and such assignment shall not relieve Purchaser of any obligation under this Agreement. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of , and be enforceable by the parties and their respective successors and assigns.

         Section 5.14 Governing Law.

                  (a) This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware without giving effect to the principles of conflicts of law thereof.

                  (b) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUR OF OR RELATING TO THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (iv) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 5.14.

         Section 5.15 Amendment. This Agreement may not be amended, modified or supplemented except by an instrument in writing signed by all of the parties hereto.

         Section 5.16 Waiver. At any time prior to the Effective Time, any party hereto may (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties of the other parties hereto contained herein or in any document delivered pursuant hereto and (c) waive compliance by the other parties hereto with any of their agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only as against such party and only if set forth in an instrument in writing signed by such party. The failure of any party hereto to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of those rights.

         Section 5.17 Enforcement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States located in the State of Delaware or in Delaware state court, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties (a) consents to submit itself to the personal jurisdiction of any Federal court located in the State of Delaware or any Delaware state court in the event any dispute arises out of this Agreement or any of the Transactions, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, and (c) agrees that it will not bring any action relating to this Agreement or any of the Transactions in any court other than a Federal court sitting in the State of Delaware or a Delaware state court.

         Section 5.18 Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which shall constitute one and the same agreement.

         Section 5.19 Stockholder Capacity. No person executing this Agreement who is or becomes during the term hereof a director or officer of the Company makes any agreement or understanding herein in his capacity as such director or officer. Each Major Stockholder signs solely in his capacity as the record holder and beneficial owner of such Major Stockholder's Shares and nothing herein (including, without limitation, the provisions of Section 1.6) shall limit or affect any actions taken by a Major Stockholder in his capacity as an officer or director of the Company.

         IN WITNESS WHEREOF, Parent, Purchaser and each of the Major Stockholders have caused this Agreement to be executed as of the date first written above.


                                    SIRSI HOLDINGS CORP.



                                    By: /s/ Patrick C. Sommers
                                        ----------------------------------------
                                    Name: Patrick C. Sommers
                                    Title: President and Chief Executive Officer


                                    McGUIRE Acquisition Inc.



                                    By: /s/ Patrick C. Sommers
                                        ----------------------------------------
                                    Name: Patrick C. Sommers
                                    Title: President and Chief Executive Officer

MAJOR STOCKHOLDERS


       /s/ Michael J. Mellinger                    /s/ F. Gilbert Bickel III
      ---------------------------                  ---------------------------
      Michael J. Mellinger                         F. Gilbert Bickel III



       /s/ Polly C. Mellinger                      /s/ Martha Bickel
      ---------------------------                 ---------------------------
      POLLY C. MELLINGER                          MARTHA BICKEL

                                   Schedule I

                               Major Stockholders


                                                Shares of Company Common Stock
      Major Stockholder                              Beneficially Owned
      -----------------                         ------------------------------

Michael J. Mellinger                                      1,817,797

F. Gilbert Bickel III                                       640,950

Martha Bickel                                               75,000
Polly C. Mellinger                                          36,150